CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2000, except for note 13 which is as of March 30, 2000, relating to the financial statements, which appears in Siga Technologies, Inc.'s Annual Report on Form 10-KSB/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, NY
August 14, 2000